UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 3, 2006

(DATE OF EARLIEST EVENT REPORTED: May 1, 2006)

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31383	61-1414604
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 3300, Houston, TX 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 821-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  Mr. Tutcher, who has led us since May 2002 and the Partnership since May 2001, retired from his role as President, principal executive officer and director effective May 1, 2006. Commensurate with Mr. Tutcher’s retirement, Mr. Stephen J. J. Letwin was elected to our Board of Directors and that of the General Partner as a director and in the role of Managing Director with overall responsibility for us, the Partnership and the General Partner. Additionally, effective May 1, 2006, Mr. Terrance L. McGill was elected to serve as President of the General Partner and us.

S.J.J. Letwin, age 50, was elected Managing Director and is the principal executive officer of Enbridge Management and the General Partner in May 2006. Prior to his election he served Enbridge, the indirect parent of our General Partner, as Group Vice President, Gas Strategy & Corporate Development since April 2003; prior thereto he served Enbridge as Group Vice President, Distribution & Services since September 2000.

Terrance L. McGill, age 51, was elected to serve as President of Enbridge Management and the General Partner in May 2006. Prior to that he served as Vice President, Commercial Activity and Business Development of the General Partner and Enbridge Management since April 2002 and Chief Operating Officer since July 2004. Prior to that time, Mr. McGill was President of Columbia Gulf Transmission Company from January 1996 to March 2002.

Mr. Letwin has an employment contract with Enbridge which provides that should he experience involuntary termination of employment for any reason (other than for cause) or elect to terminate his employment within 60 days of the first anniversary of the occurrence of a “change of control” of the Corporation (as defined in the agreement) or elect to terminate his employment within 60 days following “constructive dismissal” (as defined in the agreement), subject to the terms of the contract, he will be paid 200% of the sum of: (i) twelve times the gross monthly salary paid to him in the last full month of employment; (ii) the average of the last two years of the Enbridge Short Term Incentive Plan (STIP) awards paid to him; and (iii) the cash value of the last annual flex benefit credit allowance and flexible perquisite allowance provided to him; plus an amount equal to the value of the STIP award to be paid for the calendar year in which termination occurs, pro rated based upon the number of days of employment of the executive in such year.

The contract also provides that Mr. Letwin is entitled to certain benefits, including two years of additional service added to the service already accrued at date of termination under the Enbridge defined benefit pension plan and supplemental benefit pension plan and cash payment of certain non-vested options, if any, that are cancelled under the Incentive Stock Option Plan (ISOP) as a consequence of termination of his employment. In the case of options granted pursuant to the ISOP, the payment is calculated based on the in-the-money value of their non-vested option at the date of termination.

Item 9.01.   Financial Statements and Exhibits

(d)  Exhibits

Description

10.1	Employment agreement between Mr. Letwin and Enbridge Inc. dated April 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY MANAGEMENT, L.L.C.
(Registrant)

Date: May 3, 2006	By:	/s/	JODY L. BALKO
Jody L. Balko
Controller
(Duly Authorized Officer)